UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2007

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Edgeline Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-50541 (Commission File Number)	88-0507007 (I.R.S. Employer Identification No.)
1330 Post Oak Blvd., Suite 1600 Houston, Texas 77056 (Address of Principal Executive Offices)	77056 (Zip Code)

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(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code: (713) 621-5208

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 30, 2007, Edgeline Holdings, Inc. (the “Company”) entered into an option agreement with The University of Texas M. D. Anderson Cancer Center (“MDA”), whereby MDA granted the Company an exclusive option to negotiate a royalty-bearing, exclusive license to certain intellectual property rights in certain technology owned by MDA in exchange for payment by the Company in the amount of $20,000 (“Option”). The term of the Option shall be from November 30, 2007 to August 31, 2008, unless extended by the Company to November 30, 2008 for an additional payment by the Company in the amount of $40,000.

The Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibit 99.1

The following exhibit is to be filed as part of this 8-K:

Exhibit No.	Description
99.1	Press release issued December 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGELINE HOLDINGS, INC.

By: /s/ J. Leonard Ivins
       J. Leonard Ivins,
       President & Chief Executive Officer

DATE: December 5, 2007